UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2025, affiliates of OrbiMed Advisors, LLC (the “Lenders”) and AVITA Medical, Inc. (the “Company”) agreed to a fourth amendment (the “Fourth Amendment”) to the Credit Agreement, dated October 18, 2023, as previously amended (the “Credit Agreement”).

The Fourth Amendment modifies certain financial covenants under the Credit Agreement, including adjustments to the trailing 12-month revenue covenant as follows:

•
$73 million for the quarter ending March 31, 2025;
•
$78 million for the quarter ending June 30, 2025;
•
$84 million for the quarter ending September 30, 2025;
•
$92 million for the quarter ending December 31, 2025; and,
•
$103 million for the quarter ending March 31, 2026.

The previously established $115 million revenue covenant for all subsequent quarters following the quarter ending March 31, 2026 through the maturity date of the debt remains in effect.

As a condition to the execution of the Fourth Amendment, the Company will issue to the Lenders warrants (the “Warrants”) to purchase up to an aggregate of 145,180 shares of the Company’s common stock, par value $0.0001 per share, at an exercise price of $0.01 per share, with a term of 10 years from the issuance date. The Warrants and the underlying shares of common stock (the “Warrant Shares”) will be registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-271276) (the “Registration Statement”) and a prospectus supplement to be filed by the Company in connection with the registration of the Warrants and the Warrant Shares. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Warrants and the Warrant Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Warrants or the Warrant Shares, nor shall there be any offer, solicitation or sale of the Warrants or Warrant Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

The foregoing description of the Fourth Amendment and the Warrants is qualified in its entirety by the full text of the Fourth Amendment and the Form of Warrant, copies of which are attached hereto as Exhibit 4.1 and Exhibit 10.1 and are incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On February 13, 2025, the Company issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Forms of Warrants (included as Annex A to the Fourth Amendment, filed as Exhibit 10.1 hereto)
5.1	Opinion of K&L Gates LLP
10.1	Fourth Amendment to the Credit Agreement between the Lender and the Company, dated February 13, 2025
23.1	Consent of K&L Gates LLP with respect to Exhibit 5.1 (included in Exhibit 5.1)
99.1	Press release titled "AVITA Medical Reports Fourth Quarter and Full Year 2024 Financial Results"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA Medical, Inc.

Date:	February 13, 2025	By:	/s/ David O'Toole
David O'Toole Chief Financial Officer